Page 16 of 49 Pages
Execution Copy

                             SHAREHOLDERS' AGREEMENT

                                  by and among

                        Gemini Systems Corporation N.V.,

                                  Toscal N.V.,

                                    OZF Ltd.,

                          Visionvest Corporation N.V.,

                           Walthroup Corporation N.V.,

                            deering corporation n.v.,

                                 S-C Indigo CV,

                          HEWLETT-PACKARD Europe b.v.,

                            HEWLETT-PACKARD COMPANY,

                                       and

                                   INDIGO n.v.



                                   dated as of

                               September 13, 2000

                                                             Page 17 of 49 Pages

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

RECITALS.....................................................................1

AGREEMENT....................................................................2

   ARTICLE 1  DEFINITIONS....................................................2

   ARTICLE 2  REPRESENTATION AND WARRANTIES..................................8
          2.1.  Binding Obligations..........................................8

   ARTICLE 3  TRANSFERS OF COMMON SHARES.....................................8
          3.1.  Transfer Restrictions - Purchaser............................8
          3.2  Transfer Restrictions - Major Shareholders...................13
          3.3  Tag-Along Rights.............................................14
          3.4  Drag-Along Rights............................................16
          3.5  Anti-dilution Rights.........................................17

   ARTICLE 4  STANDSTILL PROVISION..........................................19
          4.1  On or before the Third Anniversary of the Closing............19
          4.2  After the Third Anniversary of the Closing...................21

   ARTICLE 5  SHAREHOLDER VOTING............................................21
          5.1  Board Seats..................................................21
          5.2  Voting.......................................................22

   ARTICLE 6  FUTURE ISSUANCES..............................................23
          6.1  Approval of New Issuance.....................................23

   ARTICLE 7  LEGENDS.......................................................23

   ARTICLE 8  MISCELLANEOUS.................................................24
          8.1  Additional Acquisition by Purchaser and the Major
               Shareholders.................................................24
          8.2  HP Undertaking...............................................24
          8.3  Amendments and Waivers.......................................24
          8.4  Governing Law................................................24
          8.5  Notices......................................................24
          8.6  Entire Agreement.............................................28
          8.7  Assignment; Successors and Assigns...........................28
          8.8  No Agency....................................................28
          8.9  Severability.................................................29
          8.10  Counterparts................................................29
          8.11  Headings; References........................................29
          8.12  Further Assurances..........................................29
          8.13  Specific Performance........................................29
          8.14  Effectiveness...............................................29
          8.15  Termination of the Shareholders' Agreement..................30
          8.16  Share Purchase by Sub.......................................30

                                                             Page 18 of 49 Pages

          Shareholders' Agreement (this "Agreement"), dated as of September 13, 2000, among Gemini Systems Corporation N.V., a company organized under the laws of The Netherlands Antilles ("Gemini"), Toscal N.V., a company organized under the laws of The Netherlands Antilles ("Toscal"), OZF Ltd., a company organized under the laws of the British Virgin Islands ("OZF"), Visionvest Corporation N.V., a company organized under the laws of The Netherlands Antilles and a wholly-owned subsidiary of Toscal ("Visionvest"), Walthroup Corporation N.V., a company organized under the laws of The Netherlands Antilles and a wholly-owned subsidiary of Toscal ("Walthroup"), DEERING CORPORATION N.V., ("Deering", and together with Gemini, Toscal, OZF, Visionvest and Walthroup, the "LFT Shareholders"), S-C Indigo CV, a limited partnership organized under the laws of The Netherlands Antilles ("S-C", and together with the LFT Shareholders, the "Major Shareholders"), HEWLETT-PACKARD Europe B.V., a company organized under the laws of The Netherlands ("Purchaser", and together with the Major
Shareholders, each a "Shareholder" and collectively, the "Shareholders"), HEWLETT-PACKARD COMPANY, a company organized under the laws of Delaware ("HP"), and INDIGO N.V., a company organized under the laws of The Netherlands (the "Company," and together with the Major Shareholders, Purchaser and HP, each a "Party" and collectively, the "Parties").


                                    RECITALS
                                    --------


          A. Pursuant to a Stock Purchase Agreement dated as of September 13, 2000 (the "Share Purchase Agreement") between the Company and Purchaser, Purchaser has agreed to purchase, or cause a newly formed wholly-owned subsidiary (disregarding for the purpose of determining such ownership any capital stock or other interest owned by any other Person for the purpose of complying with the corporate governance laws of any jurisdiction or securities market or exchange or for tax planning purposes) of Purchaser ("Sub") to purchase, and the Company has agreed to issue and sell to Purchaser or Sub, subject to the terms and conditions therein, 14,814,814 newly issued Common Shares (as defined below), at US$6.75 per share, for an aggregate purchase price of US$99,999,994.50.

          B.   Contemporaneously   with   the   Closing   of  the   transactions
contemplated in the Share Purchase Agreement, the Company and Purchaser will enter into a Registration Rights Agreement.

          C. Contemporaneously with the Closing of the transactions contemplated in the Share Purchase Agreement, the Company will issue to Purchaser acquisition warrants pursuant to an Acquisition Warrant (the "Acquisition Warrant").

          D. Contemporaneously with the Closing of the transactions contemplated in the Share Purchase Agreement, the Company will issue to Purchaser performance warrants pursuant to a Performance Warrant (the "Performance Warrant," and together with the Acquisition Warrant, the "Warrants").

                                                             Page 19 of 49 Pages

          E. Contemporaneously with the execution of this Agreement, the Company and HP are entering into a Jericho Co-Development Agreement (the "Jericho Agreement").

          F. Contemporaneously with the execution of this Agreement, the Company and HP are entering into an OEM Agreement (the "OEM Agreement," and together with the Jericho Agreement, the "Commercial Agreements").

          G. The Shareholders and the Company desire to provide for certain mutual rights and obligations and the interests of the Company with respect to the Common Shares now owned by or hereafter acquired by the Shareholders by imposing certain restrictions and obligations on themselves with respect to the transfer and voting of the Common Shares and the other matters set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Shareholders and HP agree as follows:


                                    AGREEMENT
                                    ---------


                                    ARTICLE 1
                                    ---------

                                   DEFINITIONS
                                   -----------


          When used herein, the following terms shall have the following meanings:

          "Affiliate"  shall mean, when used with respect to a specified Person,
           ---------
a general partner of such Person or another Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified, where "control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies of the specified Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Agreement"  shall  have  the  meaning  assigned  to such  term in the
           ---------
introductory paragraph hereof.

          "Anti-dilution Rights" shall have the meaning assigned to such term in
           --------------------
Section 3.5.

                                                             Page 20 of 49 Pages

          "Anti-dilution Pro Rata Share" shall have the meaning assigned to such
           ----------------------------
term in Section 3.5.

          "Applicable Law" shall mean with respect to any specified Person,  any
           --------------
domestic or foreign statute, law, ordinance, rule, administrative interpretation or guidance, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority, that is applicable to such Person, or any of its respective properties or assets.

          "Acquisition  Warrant" shall have the meaning assigned to such term in
           --------------------
Recital C.

          "Board" shall mean the supervisory board of the Company.
           -----

          "Change of  Control"  shall  mean (a) the  acquisition  of  ownership,
           ------------------
directly, or indirectly, beneficially or of record, by any Person or group other than HP or an Affiliate of HP or the LFT shareholders or an Affiliate of the LFT Shareholders, of shares representing more than 50% of the aggregate voting power represented by the issued and outstanding share capital of the Company; (b) occupation of a majority of the seats (other than vacant seats) on either the Management Board or the Board by Persons who were not nominated to such board by a majority of the members of such board which members are, in respect of each board, either (1) members of such board as of the date hereof, (2) nominees of a majority of such members, (3) nominees of a majority of such nominees or such members or (4) nominees of a majority of any members described by the foregoing clauses (1), (2) or (3); or (c) the acquisition of the power, directly or indirectly, to direct or cause the direction of the management or policies of the Company, whether through the ability to exercise voting power, by contract or otherwise.

          "Closing"  shall have the  meaning  assigned to such term in the Share
           -------
Purchase Agreement.

          "Combined  Board"  shall mean the  combined  board of the  supervisory
           ---------------
board and the Management Board of the Company.

          "Commercial  Agreements"  shall have the meaning assigned to such term
           ----------------------
in Recital F.

          "Common Shares" shall mean the Company's common shares,  par value NLG
           -------------
0.04 per share.

          "Common  Share  Equivalents"  shall  mean  any  outstanding   options,
           --------------------------
warrants, preferred stock or other rights to purchase or convert into Common Shares.

                                                             Page 21 of 49 Pages

          "Company"  shall  have  the  meaning  assigned  to  such  term  in the
           -------
introductory paragraph hereof.

          "Drag-Along  Notice"  shall have the meaning  assigned to such term in
           ------------------
Section 3.4.

          "Drag-Along Rights" shall mean the rights of the Major Shareholders to
           -----------------
require Purchaser to participate in certain proposed transfers of Common Shares under Section 3.4.

          "Drag-Along  Sale"  shall have the  meaning  assigned  to such term in
           ----------------
Section 3.4.

          "Gemini"  shall  have  the  meaning  assigned  to  such  term  in  the
           ------
introductory paragraph hereof.

          "Governmental Authority" shall mean any foreign,  domestic,  national,
           ----------------------
provincial, territorial or local governmental authority, quasi-governmental authority, court, government organization, commission or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

          "HP" shall have the meaning  assigned to such term in the introductory
           --
paragraph hereof.

          "Intermediary  Fees" shall have the  meaning  assigned to such term in
           ------------------
Section 3.4.

          "Jericho  Agreement"  shall have the meaning  assigned to such term in
           ------------------
Recital E.

          "LFT Shareholders" shall have the meaning assigned to such term in the
           ----------------
introductory paragraph hereof.

          "Major  Action" shall mean an action with respect to (i) any merger or
           -------------
consolidation of the Company, (ii) any disposition of the Company's assets, which disposition requires a vote of the shareholders of the Company under Dutch law, (iii) any Change of Control of the Company or (iv) any liquidation of the Company.

          "Major  Shareholders"  shall have the meaning assigned to such term in
           -------------------
the introductory paragraph hereof.

          "Management Board" shall mean the management board of the Company.
           ----------------

                                                             Page 22 of 49 Pages

          "Market  Price" of any security of the Company shall mean the weighted
           -------------
average of the trading prices of such the security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the weighted average of the bid and asked prices on the primary exchange on which such security is listed at the end of such day, or, if on any day such security is not so listed, the weighted average of the bid and asked prices quoted in the Nasdaq Stock Market as of the close of trading, or, if on any day such security is not quoted in the Nasdaq Stock Market, the weighted average of the bid and asked prices on such day in the domestic over-the-counter market as reported by Pink Sheets LLC or any similar successor organization, in each such case averaged over a period of twenty (20) consecutive business days ending on the day prior to the day "Market Price" is being determined. If at any other time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market or the over-the-counter market, the "Market Price" will be the fair value thereof determined by the Board in good faith. If Purchaser or any of the Major Shareholders objects to the determination of the Board or if the Board is unable to reach agreement, in each case within a reasonable period of time, such market price will be determined by an independent appraiser selected by the Board. If Purchaser or any of the Major Shareholders objects to the appraiser selected by the Board, the Board and the Purchaser and/or the Major Shareholders, as the case may be, shall each select an appraiser, and the two appraisers shall select a third appraiser, in which case the market value shall be the median of these appraisers, which appraised value shall be binding on all parties. The fees and expenses of all appraisers hereunder shall be borne equally by the Company, and/or Purchaser and/or the Major Shareholders, as the case may be.

          "Minimum  Holding"  shall have the  meaning  assigned  to such term in
           ----------------
Section 5.1.

          "New  Securities"  shall  have the  meaning  assigned  to such term in
           ---------------
Section 3.5.

          "OEM  Agreement"  shall  have the  meaning  assigned  to such  term in
           --------------
Recital F.

          "Offered  Shares"  shall  have the  meaning  assigned  to such term in
           ---------------
Section 3.1.

          "OZF" shall have the meaning assigned to such term in the introductory
           ---
paragraph hereof.

          "Party" or "Parties"  shall have the meaning  assigned to such term in
           ------------------
the introductory paragraph hereof.

                                                             Page 23 of 49 Pages

          "Performance  Warrant" shall have the meaning assigned to such term in
           --------------------
Recital D.

          "Person" shall mean any individual,  partnership,  firm,  corporation,
           ------
limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act.

          "Purchase  Notice"  shall have the  meaning  assigned  to such term in
           ----------------
Section 3.1.

          "Purchaser"  shall  have  the  meaning  assigned  to such  term in the
           ---------
introductory paragraph hereof.

          "Purchaser  Purchase  Notice" shall have the meaning  assigned to such
           ---------------------------
term in Section 3.4.

          "Qualified  Purchase  Notice" shall have the meaning  assigned to such
           ---------------------------
term in Section 3.1.

          "Qualified  Sale"  shall  have the  meaning  assigned  to such term in
           ---------------
Section 3.1.

          "Qualified  Sale Notice" shall have the meaning  assigned to such term
           ----------------------
in Section 3.1.

          "register,"  "registered" and  "registration"  refer to a registration
           --------     ----------        ------------
effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

          "Restricted  Transaction" shall have the meaning assigned to such term
           -----------------------
in Section 3.2.

          "Restricted  Transaction  Notice"  shall have the meaning  assigned to
           -------------------------------
such term in Section 3.2.

          "Right of First Offer"  shall mean the rights  afforded to the Company
           --------------------
and/or the Major Shareholders in Section 3.1. "Right of First Refusal" shall mean the rights afforded to the Company and/or the Major Shareholders in Section 3.1.

          "S-C" shall have the meaning assigned to such term in the introductory
           ---
paragraph hereof.

                                                             Page 24 of 49 Pages

          "SEC" shall mean the United States Securities and Exchange  Commission
           ---
(or any successor agency thereto).

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Securities  Exchange Act" shall mean the  Securities  Exchange Act of
           ------------------------
1934, as amended.

          "Selling Major  Shareholders"  shall have the meaning assigned to such
           ---------------------------
term in Section 3.4.
        -----------

          "Selling  Shareholder" shall have the meaning assigned to such term in
           --------------------
Section 3.3.
-----------

          "Series  A  Preferred  Shares"  shall  mean the  Series A  Convertible
           ----------------------------
Preferred Shares of the Company.

          "Share  Purchase  Agreement"  shall have the meaning  assigned to such term in Recital A.
        ---------

          "Shareholder(s)"  shall have the meaning  assigned to such term in the
           --------------
introductory paragraph hereof.

          "Sub" shall have the meaning assigned to such term in Recital A.
           ---                                                  ---------

          "Tag-Along  Notice"  shall have the  meaning  assigned to such term in
           -----------------
Section 3.3.
-----------

          "Tag-Along  Rights" shall mean the rights of Purchaser to  participate
           -----------------
in certain proposed transfers of Common Shares by the Major Shareholders as set forth in Section 3.3.
         -----------

          "Toscal"  shall  have  the  meaning  assigned  to  such  term  in  the
           ------
introductory paragraph hereof.

          "Transfer",  with  respect to any Common  Shares,  shall mean to sell,
           --------
assign, transfer or otherwise dispose of, place or permit any encumbrance or other restriction upon, or grant any right or interest in, any of such Common Shares.

          "Transfer  Notice"  shall have the  meaning  assigned  to such term in
           ----------------
Section 3.1.
-----------

          "Visionvest"  shall  have the  meaning  assigned  to such  term in the
           ----------
introductory paragraph hereof.

                                                             Page 25 of 49 Pages

          "Walthroup"  shall  have  the  meaning  assigned  to such  term in the
           ---------
introductory paragraph hereof.

          "Warrants" shall have the meaning assigned to such term in Recital D.
           --------                                                  ---------

                                    ARTICLE 2
                                    ---------

                         REPRESENTATION AND WARRANTIES
                         -----------------------------


          2.1. Binding Obligations. (a) Each Shareholder, with respect to itself
               -------------------
only,  hereby  represents  and  warrants  that  this  Agreement  has  been  duly authorized, executed and delivered by it and constitutes a valid and binding obligation of such Shareholder enforceable against such Shareholder in accordance with its terms, except that (1) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (1) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, conservatorship, receivership or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.


                                    ARTICLE 3
                                    ---------

                           TRANSFERS OF COMMON SHARES
                           --------------------------


          3.1. Transfer Restrictions - Purchaser.
               ---------------------------------

          (a)  On or before the First  Anniversary of the Closing.  On or before
               --------------------------------------------------
the first anniversary of the Closing, Purchaser shall not, and shall cause Sub not to, directly or indirectly, Transfer any of its Common Shares or enter into any commitment to do any of the foregoing.

                                                             Page 26 of 49 Pages

          (b)  After  the  First  Anniversary  of the  Closing.  After the first
               -----------------------------------------------
anniversary of the Closing, Purchaser or Sub may only Transfer its Common Shares pursuant to (1) a registration statement filed under the Securities Act with the SEC or any similar authority outside the United States, (2) pursuant to Rule 144 promulgated under the Securities Act or any successor Rule thereunder or (3) pursuant to any other exemption from registration under the Securities Act, subject to receipt of an opinion of counsel, in form and substance reasonably satisfactory to the Company, that such Transfer is exempt from such registration.

          (c)  Transfer to an  Affiliate.  Notwithstanding  Sections  3.1(a) and
               -------------------------
(b), Purchaser or Sub may Transfer all of its Common Shares to HP or a direct or indirect wholly-owned subsidiary of HP (disregarding for the purpose of determining such ownership any capital stock or other interest owned by any other Person for the purpose of complying with the corporate governance laws of any jurisdiction or securities market or exchange or for tax planning purposes), provided, that prior to such Transfer, the prospective subsidiary transferee (1)
--------
agrees in writing, in form and substance reasonably satisfactory to the Major Shareholders and the Company, to be bound by the terms and conditions of this Agreement as if it were "Purchaser" hereunder and (2) delivers to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the agreement referred to in subsection (1) above is a legal, valid and binding obligation of such prospective subsidiary transferee, enforceable against it in accordance with its terms and that the Transfer, if consummated, will be in accordance with, or pursuant to an exemption from, any applicable securities laws and any other Applicable Laws.

          (d)  Right of First Refusal of the Company and the Major Shareholders.
               ----------------------------------------------------------------
(1) Any proposed Transfer of Common Shares by Purchaser occurring after the first anniversary of the Closing but on or before the second anniversary of the Closing (other than pursuant to Section 3.1(c) and except in the case of a Qualified Sale (as defined in Section 3.1(e)), shall be made in accordance with this Section 3.1(d). Prior to any such proposed Transaction, Purchaser shall give the Company and the Major Shareholders written notice (the "Transfer Notice"), which notice shall include (a) the number of Common Shares proposed to be transferred by Purchaser (the "Offered Shares"), (b) the identity of the prospective transferee, (c) the per share price which the prospective transferee has agreed to pay and all other material terms of the proposed purchase in reasonable detail and (d) a statement that the terms specified in the Transfer Notice are a bona fide offer to purchase by such proposed transferee and a representation by HP that, to the best knowledge of HP after reasonable inquiry, the proposed transferee is a principal and not an agent acting on behalf of an undisclosed principal.

          (2) Upon receiving the Transfer Notice, the Company shall have the right to purchase some or all of the Offered Shares on the same terms as those as set forth in the Transfer Notice by delivering to Purchaser, with a copy to all of the Major Shareholders, no later than twenty (20) calendar days after

                                                             Page 27 of 49 Pages

receipt of the Transfer Notice, a written notice of its intention to do so (the "Purchase Notice"). The Purchase Notice shall specify the number of shares of Offered Shares which the Company intends to purchase. If the Company does not intend to purchase all of the shares of Offered Shares, each of the LFT Shareholders and S-C shall have the right to purchase up to its pro rata portion of the remaining Offered Shares on the same terms as those as set forth in the Transfer Notice by delivering to Purchaser, with a copy to all of the other Major Shareholders, no later than twenty-five (25) calendar days after the Company's receipt of the Transfer Notice a Purchase Notice specifying the maximum number of shares of Offered Shares which such shareholder agrees to purchase. If, and to the extent that, either the LFT Shareholders or S-C does not elect to purchase its entire pro rata portion of the Offered Shares, the other shareholder who has elected to purchase its entire pro rata portion of the Offered Shares not being purchased by the Company shall have the right to purchase the remaining shares of the Offered Shares on the same terms as those set forth in the Transfer Notice, by delivering to Purchaser no later than thirty (30) calendar days after the Company's receipt of the Transfer Notice a Purchase Notice specifying the maximum number of shares of Offered Shares, which such other shareholder agrees to purchase. The term "pro rata portion," as used in this Section 3.1(d)(2), shall be determined by multiplying the number of Offered Shares not purchased by the Company, by a fraction, the numerator of which is the number of Common Shares beneficially owned by the LFT Shareholders or S-C, as the case may be, at such time and the denominator of which is equal to the aggregate number of Common Shares beneficially owned by all of the Major Shareholders.

          (3) The consummation of the purchase and sale pursuant to the rights of the Company and/or the Major Shareholders, as the case may be, set forth above in this Section 3.1(d) shall take place on such date, not later than forty-five (45) calendar days after the last acceptance by the Company, the LFT Shareholders or S-C pursuant to Section 3.1(d)(2) and on the terms set forth in the Transfer Notice. Upon the consummation of such purchase and sale, Purchaser shall (a) cause to be delivered certificates evidencing the Common Shares purchased and sold duly endorsed or accompanied by written instruments of transfer in form reasonably satisfactory to the Company and/or the Major Shareholders, as the case may be, duly executed by Purchaser, free and clear of any liens and (b) assign all of its rights hereunder with respect to the Common Shares purchased and sold pursuant to an instrument of assignment reasonably satisfactory to the Company and/or the Major Shareholders, as the case may be, against payment therefor by wire transfer of immediately available funds. The Company shall and shall cause any transfer agent of the Company to cooperate in the issuance of such certificates and such assignment.

          (4) If and to the extent that the Company and the Major Shareholders do not elect to purchase all of the Offered Shares in accordance with Sections 3.1(d)(1) and (2), Purchaser may Transfer such Offered Shares not elected to be so purchased to the prospective transferee identified in, and on the terms specified in, the Transfer Notice. Purchaser's Transfer of Offered Shares to the

                                                             Page 28 of 49 Pages

prospective transferee pursuant to this subsection 3.1(d)(4) shall be consummated ninety (90) calendar days after the earlier of (a) the date on which Purchaser receives notice that neither the Company nor any of the Major Shareholders intends to acquire all of the Offered Shares and (b) the date on which all applicable time periods during which the Company and/or any of the Major Shareholders have the right to purchase the Offered Shares have expired. In the event the Transfer to the prospective transferee hereunder is not consummated within such time period, Purchaser may not thereafter Transfer the Offered Shares to any Person without first re-offering the Offered Shares to the Company and the Major Shareholders as provided in this Section 3.1(d) or Section 3.1(e).

          (e)  Right of First Offer of the  Company and the Major  Shareholders.
               ----------------------------------------------------------------
(1) Subject to Section 3.1(b), after the first anniversary of the Closing but on or before the second anniversary of the Closing, Purchaser may Transfer its Common Shares in any underwritten offering pursuant to a registration statement filed under the Securities Act or a broker-intermediated transaction in which, to the best knowledge of Purchaser, no ultimate purchaser acquires more than two percent (2%) of the aggregate Common Shares outstanding at the time of such proposed Transfer (each a "Qualified Sale"), provided that Purchaser complies with this Section 3.1(e). In connection with any proposed Qualified Sale, Purchaser shall deliver to the Company and the Major Shareholders written notice thereof (a "Qualified Sale Notice") which notice shall include (a) the number of Common Shares proposed to be transferred ("Qualified Offered Shares"), (b) a statement that Purchaser intends to effect a Qualified Sale at the then-current market price of Common Shares at the time of such Transfer, (c) the underwriter discount or commission of the entity expected to execute the broker-intermediated transaction, as the case may be, to be paid to effect the Qualified Sale (the "Intermediary Fees"), (d) the proposed date of consummation of the Qualified Sale and (e) a statement signed by an underwriter or a broker, as the case may be, that the Intermediary Fees reflect the current customary discount or fee, as the case may be, for such proposed Transfer.

          (2) Upon receiving the Qualified Sale Notice, the Company shall have the right to purchase some or all of the Qualified Offered Shares at the Market Price as of the date of the Qualified Sale Notice, less the Intermediary Fees, by delivering to Purchaser, with a copy to all of the Major Shareholders, no later than twenty (20) calendar days after its receipt of the Transfer Notice, a written notice of its intention to do so (the "Qualified Purchase Notice"). The Qualified Purchase Notice shall specify the number of shares of Offered Shares which the Company intends to purchase. If the Company does not intend to purchase all of the shares of Qualified Offered Shares, each of the LFT Shareholders and S-C shall have the right to purchase up to its pro rata portion of the remaining Qualified Offered Shares at the Market Price as of the date of the Qualified Sale Notice, less the Intermediary Fees related to the number of shares such Major Shareholder elects to purchase, by delivering to Purchaser, with a copy to all of the other Major Shareholders, no later than twenty-five
(25) calendar days after the Company's receipt of the Qualified Sale Notice, a Qualified Purchase Notice specifying the maximum number of Offered Shares which

                                                             Page 29 of 49 Pages

such shareholder agrees to purchase. If and to the extent that either the LFT Shareholders or S-C does not elect to purchase its entire pro rata portion of the Qualified Offered Shares, the other shareholder who has elected to purchase its entire pro rata portion of the Qualified Offered Shares not being purchased by the Company shall have the right to purchase the remaining Qualified Offered Shares at the Market Price as of the date of the Qualified Sale Notice, less the Intermediary Fees related to the additional number of shares such other shareholder elects to purchase, by delivery to Purchaser, no later than thirty
(30) calendar days after the Company's receipt of the Qualified Sub Notice, a Qualified Purchase Notice specifying the maximum additional number of Qualified Offered Shares which such other shareholder agrees to purchase on the same terms as those set forth in the Qualified Sale Notice. The term "pro rata portion," as used in this Section 3.1(e)(2) shall be determined by multiplying the number of Offered Shares not purchased by the Company, by a fraction, the numerator of which is the number of Common Shares beneficially owned by either the LFT
Shareholders or S-C, as the case may be, at such time and the denominator of which is equal to the aggregate number of Common Shares beneficially owned by all of the Major Shareholders.

          (3) The consummation of such purchase and sale pursuant to the rights of the Company and/or the Major Shareholders set forth in Section 3.1(e) shall take place on such date, not later than forty-five (45) calendar days after the last acceptance by the Company, LFT Shareholders or S-C pursuant to Section 3.1(e)(2) above at the Market Price less Intermediary Fees as of the date of the Qualified Purchase Notice. Upon the consummation of such purchase and sale, Purchaser shall (a) cause to be delivered certificates evidencing the Common Shares purchased and sold duly endorsed or accompanied by written instruments of transfer in form reasonably satisfactory to the Company and/or the Major Shareholders, as the case may be, duly executed by Purchaser, free and clear of any liens and (b) assign all its rights hereunder with respect to the Common Shares purchased and sold pursuant to an instrument of assignment reasonably satisfactory to the Company and/or to the Major Shareholders, as the case may be, against payment therefor by wire transfer of immediately available funds. The Company shall and shall cause any transfer agent of the Company to cooperate in the issuance of such certificates and such assignment.

          (4) If and to the extent that the Company and/or the Major Shareholders do not elect to purchase all of the Qualified Offered Shares not elected to be so purchased in accordance with Sections 3.1(e)(1) and (2), Purchaser may Transfer the Qualified Offered Shares in an underwritten offering or a broker-intermediated transaction on the terms specified in the Qualified
Sale Transfer Notice. The Qualified Sale of the Qualified Offered Shares pursuant to this Section 3.1(e)(4) shall be consummated by the later of (a) ninety (90) calendar days after the earlier of (1) the date on which Purchaser

                                                             Page 30 of 49 Pages

receives notice that neither the Company nor any of the Major Shareholders intends to acquire all of the Qualified Offered Shares and (2) the date on which all applicable time periods during which the Major Shareholders have the right to purchase the shares of Qualified Offered Shares have expired or (b) thirty
(30) calendar days after effectiveness of a demand registration exercised by Purchaser, if applicable. In the event the Qualified Sale is not consummated within such time period, Purchaser may not thereafter Transfer the Qualified Offered Shares to any Person without first re-offering them to the Company and the Major Shareholders as provided in this Section 3.1(d) or Section 3.1(e).

          (f)  Lapse of  Purchaser  Rights.  In the  event  Purchaser  Transfers
               ---------------------------
(other than pursuant to Section 3.1(c)) any of its Common Shares, the following rights and interests of Purchaser shall immediately terminate: (1) all interests and rights set forth in the Acquisition Warrant and (2) the rights set forth in
Section 3.2(a) (Minimum Equity Position of Major Shareholders), Section 3.2(b) (Right of First Refusal upon a Restricted Transaction), Section 3.5
(Anti-dilution Rights) and Section 5.1 (Board Seats) of this Agreement; provided, however, that in the event of a Material Breach (as defined in the
--------   -------
Jericho Agreement) by the Company, Purchaser may Transfer up to 50% of the Common Shares held by it as of the Closing without termination of any of the foregoing.

          3.2  Transfer Restrictions - Major Shareholders.
               ------------------------------------------

          (a)  Minimum Equity Position of the Major  Shareholders.  On or before
               --------------------------------------------------
the second anniversary of the Closing, neither the LFT Shareholders nor S-C shall directly or indirectly Transfer more than 37 1/2% of the Common Shares held by it as of the Closing.

          (b)  Right  of  First   Refusal  of   Purchaser   upon  a   Restricted
               -----------------------------------------------------------------
Transaction.  (1) Until the earlier of (a) the third  anniversary of the Closing
-----------
or (b) HP's  failure to make any of the  Jericho  funding  payments  pursuant to
Section 5.4 of the Jericho Agreement (other than as a result of the Company's failure to make a required funding payment when due under the Jericho Agreement), the Company and/or the Major Shareholders shall not enter into any Restricted Transaction (as defined below) without giving Purchaser a written notice thereof and a right to enter into such Restricted Transaction with the Company as set forth herein. Prior to entering into any Restricted Transaction, the Company and/or the Major Shareholders shall provide Purchaser a written notice thereof (a "Restricted Transaction Notice"). The Restricted Transaction Notice shall include (i) the nature of the proposed transaction, including the number of Common Shares proposed to be transferred, if applicable, (ii) the

                                                             Page 31 of 49 Pages

identity of the prospective buyer or such other counterparty to the proposed transaction, (iii) the amount of consideration to be received by the Company or the Shareholders of the Company, as the case may be, including the per share price which the prospective transferee has agreed to pay, if applicable and all other terms of the proposed transaction in reasonable detail, (iv) the proposed date of consummation of the Restricted Transaction and (v) a statement from the prospective buyer or such other counterparty that the terms specified reflect a bona fide terms of offer for the Restricted Transaction and a representation by the Company and/or the Major Shareholders, that to the best of its/their knowledge after reasonable inquiry, it is a principal and not an agent acting on behalf of an undisclosed principal. As used herein, a "Restricted Transaction" shall mean any agreement or arrangement between the Company and/or the Major Shareholders and a third party, including, without limitation, issuing any securities of the company senior to the Common Shares, that would prevent Purchaser from purchasing all or substantially all of the assets or all or substantially all of the outstanding capital stock of the Company (or all of the Common Shares then held by the Major Shareholders at the time of the Restricted Transaction Notice).

          (2) Upon receiving a Restricted Transfer Notice, Purchaser shall have the right to enter into such agreement with respect to Restricted Transaction with the Company and/or the Major Shareholders on substantially the same terms as those set forth in the Restricted Transaction Notice by delivering to the Company and/or the Major Shareholders, as the case may be, no later than thirty
(30) calendar days after receipt of the Restricted Transaction Notice, a written notice of its intention to do so (the "Purchaser Purchase Notice").

          (3) If Purchaser so chooses to exercise its right hereunder, the consummation of such Restricted Transaction with Purchaser shall take place, not later than forty-five (45) calendar days after receipt by the Company and/or the Major Shareholders of the timely Purchaser Purchase Notice.

          (4) If and to the extent that Purchaser does not elect to enter into such agreement with respect to the Restricted Transaction in accordance with
Section 3.2(b)(2), the Company and/or the Major Shareholders may enter into the Restricted Transaction with the prospective counterparty identified in, and on the terms specified in, the Restricted Transaction Notice within ninety (90) calendar days after the date on which the applicable time period during which Purchaser had the right to enter into an agreement with respect to the Restricted Transaction has expired. After such time period, the Company and/or the Major Shareholders may not enter into a Restricted Transaction without first re-offering to Purchaser such Restricted Transaction as provided in this Section 3.2.

          3.3  Tag-Along Rights.
               ----------------

          (a)  In General.  Subject to Section  3.3(b)  below,  after the second
               ----------
anniversary of the Closing, in the event a Major Shareholder ("Selling Shareholder") decides to make a Transfer of any of its Common Shares to a Person who is not an Affiliate of such Selling Shareholder, then the Selling

                                                             Page 32 of 49 Pages

Shareholder shall, as a condition precedent to such Transfer, notify Purchaser of the terms of the proposed Transfer not later than twenty-five (25) calendar days prior to the expected consummation of the Transfer. The notice shall include (1) the nature of the proposed transaction, including the number of Common Shares proposed to be transferred, (2) the identity of the prospective buyer in the proposed transaction, (3) the per share price which the prospective transferee has agreed to pay, and all other terms of the proposed transaction in reasonable detail, (4) the proposed date of consummation of the sale and (5) a statement signed that the terms specified in the Tag-Along Notice are a bona fide offer to purchase by such proposed transferee and a representation by Purchaser that, to the best of knowledge of Purchaser after reasonable inquiry, the proposed transferee is a principal and not an agent acting on behalf of an undisclosed principal (a "Tag-Along Notice"). Purchaser shall then have the right, upon giving notice to the Selling Shareholder no later than twenty (20) calendar days following receipt of the Tag-Along Notice, to include in such Transfer the pro rata portion of the Common Shares held by Purchaser on such same terms and conditions as set forth in the Tag-Along Notice. The "pro rata portion" as used in this Section 3.3(a) shall be calculated such that Purchaser shall have the right to sell in the Transfer a number of Common Shares equal to the aggregate number of shares proposed to be sold multiplied by a fraction, the numerator of which is the aggregate number of Common Shares owned by Purchaser, and the denominator of which is the sum of the numerator plus the aggregate number of Common Shares owned by the Selling Shareholder. For purposes of such calculation, Common Shares shall include Common Shares issuable upon the exercise of options, warrants or other rights. If necessary, the Selling Shareholder shall reduce the number of its Common Shares to be included in the Transfer to permit such pro rata participation by Purchaser.

          (b)  Exceptions to Tag-Along Rights. The Tag-Along Rights of Purchaser
               ------------------------------
shallnot pertain or apply to (1) any offering or sale of Common Shares by the Major Shareholders (a) pursuant to a registration statement filed with the SEC or any similar authority outside the United States in respect of which Purchaser is given the opportunity to exercise its "piggyback" rights, pursuant to the registration rights agreement to be entered into by and between Purchaser and the Company pursuant to the Share Purchase Agreement or (b) pursuant to Rule 144 promulgated under the Securities Act or any successor rule thereunder, in each case, in a transaction pursuant to which no ultimate purchaser, to the best knowledge of the Selling Shareholders, acquires more than 2% of the aggregate Common Shares outstanding at the time of such proposed Transfer; or (2) a pledge of Common Shares by any Major Shareholder which creates a security interest pursuant to a bona fide loan transaction, or pursuant to an acquisition (by virtue of the exercise of the security interest created by such pledge in accordance with its terms) or subsequent sale of such Common Shares by the pledgee.

                                                             Page 33 of 49 Pages

          3.4  Drag-Along Rights.
               -----------------

          (a)  In General.  After the fourth  anniversary of the Closing and for
               ----------
so long as the LFT Shareholders, in the aggregate, own at least 62 1/2% of the Common Shares and Common Share Equivalents held by the LFT Shareholders at the Closing, if the Major Shareholders holding a majority of the Common Shares and Common Share Equivalents held by all of the Major Shareholders (the "Selling Major Shareholders") decide to Transfer all of the Common Shares and Common Share Equivalents beneficially owned by them to a third party, the Selling Major Shareholders may, at their option, require Purchaser and the other remaining Major Shareholders to sell all of the Common Shares and Common Share Equivalents beneficially owned by them at such time ("Drag-Along Rights") to such third-party transferee for the same consideration and same terms and conditions as the Selling Major Shareholders (the "Drag-Along Sale"); provided, that if the
                                                           --------
consideration payable in the Drag-Along Sale is comprised in whole or in part of securities, then the Selling Major Shareholders shall have no Drag-Along Rights unless (1) such securities are listed on the New York Stock Exchange or American Stock Exchange or admitted for quotation on the Nasdaq Stock Market or another internationally recognized securities exchange or market, (2) Purchaser receives registration rights in respect of such securities such that may be sold by Purchaser pursuant to such registration within 180 days after the closing of the Drag-Along Sale and (3) Purchaser is not subject to any "lock-up" or similar restriction in connection with the Drag-Along Sale, except for such "lock-ups" as may be reasonably required if the Drag-along Sale is related to a transaction that is intended by the parties thereto to be accounted for as a pooling of interests and which the LFT Shareholders are subject to. The Selling Major Shareholders electing to exercise the Drag-Along Rights shall provide Purchaser and the other Major Shareholders with written notice of such Drag-Along Sale not later than twenty (20) calendar days prior to the proposed Transfer (the "Drag-Along Notice"). The Drag-Along Notice shall identify the prospective transferee, the price of the proposed sale, the form of consideration, the date of the proposed Transfer and other material terms and conditions of the Transfer. Upon receiving the Drag-Along Notice, Purchaser and the remaining Major Shareholders shall be required to participate in such Transfer on such terms and conditions as are set forth in the Drag-Along Notice and to tender all of the Common Shares and Common Share Equivalents beneficially owned by Purchaser and the other Major Shareholders required as set forth below, provided, that Purchaser and the other Major Shareholders required to sell their
--------
shares pursuant to the Drag-Along Rights must be provided with the same terms and conditions, including price and the right to receive any additional direct or indirect consideration in connection with the Transfer, as offered to the Selling Major Shareholders. Not later than ten (10) calendar days prior to the date of Transfer, each of Purchaser and the remaining Major Shareholders shall deliver to a representative of the Selling Major Shareholders designated in the Drag-Along Notice certificates representing all Common Shares and Common Share

                                                             Page 34 of 49 Pages

Equivalents owned by it and required to be sold pursuant to such Drag-Along Sale, duly endorsed, together with all other documents required to be executed in connection with such Drag-Along Sale. If either Purchaser or any of the other remaining Major Shareholders fails to deliver such certificates, the Company shall cause the books and records of the Company to show that such securities are transferred in accordance with the Drag-Along Rights upon payment to such Shareholder.

          (b) The Selling Major Shareholders shall have a period of ten (10) calendar days from the last date of timely receipt from Purchaser and the other Major Shareholders of the certificates representing the required Common Shares and Common Share Equivalents to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Notice. If the Drag-Along Sale is not consummated during such period, the Selling Major Shareholders shall return to Purchaser and the other Major Shareholders the certificates representing Common Shares and Common Share Equivalents that Purchaser and the other Major Shareholders delivered for transfer pursuant hereto, together with any documents in the possession of the Selling Major Shareholders executed by Purchaser and/or the other Major Shareholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to Common Shares and Common Share Equivalents owned by Purchaser and the other Major Shareholders shall again be in effect.

          (c) Concurrently with the consummation of the Transfer of Common Shares and Common Share Equivalents owned by Purchaser and certain Major Shareholders pursuant to this Section 3.5, the Selling Major Shareholders shall give notice thereof to Purchaser and the other Major Shareholders, and shall remit upon receipt to Purchaser and such other Major Shareholders, the total consideration (by wire transfer of immediately available funds if any part of such consideration is in the form of cash) for the share certificates surrendered by Purchaser and the other Major Shareholders and transferred pursuant hereto in proportion to their relative interest therein.

          Section 3.5    Anti-dilution  Rights.  (a) Until the third anniversary
                         ---------------------
of the Closing, if the Company proposes to issue and sell any New Securities, the Company shall give Purchaser written notice of its intention, describing the type and number of New Securities, and their price and the terms upon which the Company proposes to issue the same. Purchaser shall have twenty (20) calendar days after any such notice to provide notice to the Company that it agrees to purchase up to Purchaser's Anti-dilution Pro Rata Share of such New Securities for terms at least as favorable to Purchaser as the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

          "Anti-dilution Pro Rata Share" means that number of New Securities having the same ratio to the aggregate number of New Securities issued as the ratio of (i) the number of Common Shares owned by Purchaser immediately prior to

                                                             Page 35 of 49 Pages

the issuance of New Securities (assuming exercise of all warrants granted or grantable to Purchaser pursuant to the Warrants, whether or not vested, provided such number shall not exceed 14,814,814 Common Shares) to (ii) the total number of Common Shares outstanding immediately prior to the issuance of New Securities, assuming full conversion or exercise of all outstanding securities convertible into Common Shares and rights, options and warrants to acquire Common shares or securities convertible into Common Shares.

          "New Securities" means any capital stock or voting debt of the Company (including Common Shares and Preferred Shares (as defined in the Share Purchase Agreement)) whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New
                                                  --------
Securities" does not include, (i) securities issued upon exercise of the warrants granted pursuant to the Warrants, (ii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than 50% of the voting power of such business entity or business segment of any such entity; (iii) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do
                                                     --------
not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (iv) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board; (v) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board; (vi) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (vii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; and (viii) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (i) through (vii) above.

          (b) If  Purchaser  fails to  exercise  fully  the  right  set forth in
Section 3.5(a), then commencing upon the earlier of (i) the termination of the twenty (20) calendar day period referenced in Section 3.5(a) or (ii) the Company's receipt of notice from Purchaser that it declines to exercise its rights set forth in Section 3.5(a), the Company may sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) calendar days from the date of said agreement to sell the New Securities in respect of which Purchaser's right set

                                                             Page 36 of 49 Pages

forth above was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Purchaser pursuant to Section 3.5(a). In the event the Company has not sold such New Securities within such sixty (60) calendar day period or entered into an agreement to sell the New Securities in accordance with the foregoing within one hundred and twenty (120) calendar days from the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to Purchaser in the manner provided in Section 3.5(a).

          (c) The Major Shareholders hereby undertake to use their best efforts to cause Section 3.5(a) and 3.5(b) to be applied in respect of any issuance by the Company of New Securities. Without limiting the generality of the previous sentence, if the Combined Board or the Board is resolving to issue New Securities, the Major Shareholders hereby undertake to cause their respective nominees to the Combined Board to take all actions necessary to permit the application of Sections 3.5(a) and 3.5(b).


                                    ARTICLE 4
                                    ---------

                              STANDSTILL PROVISION
                              --------------------

          4.1  On or before the Third Anniversary of the Closing. Subject to (a)
               -------------------------------------------------
the Anti-dilution Rights set forth in the Share Purchase Agreement, (b) the Right of First Refusal upon a Restricted Transaction as set forth in Section 3.2(b) and (c) the Warrants, each of Purchaser and the Major Shareholders agrees that until the third anniversary of the Closing, except at the invitation of the Chief Executive Officer of the Company or the Board, neither it nor any of its Affiliates will directly or indirectly:

          (a) acquire, announce an intention to acquire, offer, seek or propose to acquire or agree to acquire, by purchase, gift, tender or exchange offer or otherwise, beneficial or record ownership of any Common Shares or any other voting securities of the Company, including any rights, warrants, options or other securities convertible into or exchangeable for Common Shares or any other voting securities of the Company from the Company or third parties, except as a result of a stock split, stock dividend or other pro rata distribution made by the Company to its shareholders;

          (b) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act with respect to the Common Shares or any other voting securities of the Company or otherwise act in concert with any person in respect of any such securities;

                                                             Page 37 of 49 Pages

          (c) arrange, or in any way participate in, any financing for the purchase by any person of Common Shares or any other voting securities or assets or businesses of the Company or any of its Affiliates;

          (d) make, seek to propose or participate in making a proposal to the Company or any third party (by public announcement, submission to the Company or a third party or otherwise) in respect of any extraordinary corporate transaction involving the Company, its voting securities or any of its affiliates, including a merger, reorganization, recapitalization, extraordinary dividend, liquidation, sale or transfer of assets other than in the ordinary course of the Company's business, or the acquisition or purchase directly or through any other person of all or any portion of the assets or capital stock of the Company, whether by merger, consolidation, tender or exchange offer or otherwise;

          (e) (1) solicit proxies for the voting of any voting or other securities of the Company or otherwise become a "participant," directly or indirectly, in any "solicitation" of "proxies" to vote or become a "participant" in any "election contest" involving the Company or its securities (all terms used herein having the meanings assigned them in Regulation 14A promulgated under the Securities Exchange Act), (2) call or seek to call, directly or indirectly, any special meeting of shareholders of the Company for any reason whatsoever, (3) seek, request or take any action to obtain or retain, directly or indirectly, any list of holders of any voting or other securities of the Company, (4) engage in any course of conduct with the purpose of causing shareholders of the Company to vote contrary to the recommendation of the Board on any matter presented to the Company's shareholders for their vote or challenging the policies of the Company or (5) otherwise act, alone or in concert with others, to seek to control the management, Board, policies or affairs of the Company;

          (f) seek any change in the composition of the Board or of the management of the Company, including any plans or proposals to change the number or term of the Board members or to fill any vacancies on the Board;

          (g) engage in any act or course of conduct causing the Common Shares to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act;

          (h) other than holding verbal discussions with the Chief Executive Officer of the Company, make a request (by submission to the Company, public announcement or otherwise) in any form that the prohibitions set forth in this Agreement be waived or that the Company take any action which would permit the Shareholders or any Affiliates or associates of the Shareholders to take any of the actions prohibited by this Agreement,

                                                             Page 38 of 49 Pages

     otherwise seek in any fashion a waiver, amendment or modification of this Agreement or make any statement (to the Company or a third party or by public announcement) relating to the willingness of such Shareholders to pursue any such prohibited action conditioned upon waiver of this Agreement; and

          (i) initiate, solicit, assist, finance or encourage any of the foregoing actions (1) by any other person or (2) in respect of a substantial portion of the Company's operations, assets or businesses or enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing actions.

          Notwithstanding anything to the contrary provided in this Section 4.1,
(i) Purchaser shall have the right to make an offer to purchase all or substantially all of the assets or all of the capital stock of the Company after the second anniversary of the Closing and (ii) the Major Shareholders and Purchaser, as the case may be, shall at all times have the right to vote the Common Shares as provided in Section 5.2. Nothing herein shall be construed in any way to limit the exercise of any of Purchaser's rights under the Commercial Agreements or the ability of the member of the Board designated by Purchaser to participate as a director at the meeting of the Board.

          4.2  After  the  Third  Anniversary  of the  Closing.  After the third
               -----------------------------------------------
anniversary of the Closing Purchaser shall have the right to acquire additional Common Shares only in connection with purchase of all of the capital stock of the Company but otherwise the restrictions of Section 4.1 shall terminate and have no further force or effect.


                                    ARTICLE 5
                                    ---------

                               SHAREHOLDER VOTING
                               ------------------


          5.1  Board Seats. (a) For so long as each of the LFT Shareholders,  in
               -----------
the aggregate, and S-C holds at least 62 1/2% of the Common Shares and Common Share Equivalents held at the time of the Closing by each such Shareholder (the "Minimum Holding"), the Shareholders agree that the Board shall include (1) one designee of Purchaser, (2) two designees of S-C and (3) that number of designees of the LFT Shareholders as represents a majority of the Board; provided, that if
                                                               --------
Purchaser declines to designate a designee, a designee of Purchaser shall be entitled to attend each meeting of the Board in a non-voting capacity. In the event the holding of any of either the LFT Shareholders, in the aggregate, or S-C falls below such Shareholder's Minimum Holding, the number of designee(s) of such Shareholder shall be proportionally adjusted to reflect the new holding of such Shareholder, by rounding down to the nearest number.

                                                             Page 39 of 49 Pages

          (b)  Removal of Directors.  (1) At all times, the Shareholders  having
               --------------------
the right to designate a director pursuant to Section 5.1(a) hereof shall have the right to require the removal, with or without cause, of such director.

          (2) In the event that any Shareholder acting as described in Section 5.1(b)(1) hereof shall, in accordance with any rights specified therein, require the removal of any director or directors with respect to whom they have such right of election, then each of the other Shareholders which shall be entitled to vote hereby agrees to join with such acting Shareholder or Shareholders in recommending such removal as described above, and in causing the Company either to promptly hold a special meeting of its shareholders and to vote, in person or by proxy, all of the Common Shares owned or controlled by such Shareholder and entitled to vote at such meeting, or to execute a written consent in lieu thereof, as the case may be, in favor of such removal.

          (c)  Vacancies.  In the event a  vacancy  is  created  on the Board by
               ---------
reason of the death, removal or resignation of any director, (1) such vacancy may be filled by the remaining directors in accordance with Section 5.1(a) hereof or (2) if not so filled, each of the Shareholders shall, in its or his capacity as a shareholder of the Company, elect a director to fill such vacancy in accordance with the designation procedures set forth in Section 5.1(a) hereof. Such election shall occur promptly following the designation of the replacement director by the Shareholders having the right to designate such director pursuant to Section 5.1(a) hereof, but in no event later than thirty-five (35) calendar days after such vacancy occurs. Each of the Shareholders hereby agrees, whether in its or his capacity as a shareholder, director, member of a committee of the Board or officer of the Company, or otherwise, to use its or his best efforts to cause the Company either to promptly hold a special meeting of shareholders or to execute a written consent in lieu thereof, but in no event later than thirty-five (35) calendar days after such vacancy occurs, and each of the Shareholders hereby agrees to vote all of the Common Shares owned or controlled by such Shareholder and entitled to vote at such meeting, in person or by proxy, or pursuant to such written consent of shareholders, in favor of the Person designated in accordance with Section 5.1(a) hereof to fill such vacancy and, if necessary, in favor of removing any director elected to fill such vacancy other than in accordance with the designation procedures of Section 5.1(a) hereof.

          5.2  Voting. (a) Until the earlier of the (1) fifth anniversary of the
               ------
Closing and (2) for such time as the LFT Shareholders, in the aggregate, cease to own at least its Minimum Holding, Purchaser and S-C shall vote its Common Shares as the majority of the Major Shareholders direct with respect to any matter which does not qualify as a Major Action.

          (b) It is the Shareholders' intent that all voting control over the Common Shares, on any and all issues, which does not qualify as a Major Action, be exercised by the majority of the Major Shareholders. The Parties believe that

                                                             Page 40 of 49 Pages

the provisions of Section 5.1 are sufficient to accomplish that intent under current law in most jurisdictions. However, with respect to any Common Shares where the provisions of Section 5.1 are insufficient or unenforceable (or there is any doubt or uncertainty as to their sufficiency or enforceability), by reason of the jurisdiction in which the Company is incorporated or any change thereof or any change in applicable law, Purchaser shall promptly execute and deliver to the Company any further documentation requested by the Company reasonably necessary to effect the intent of Sections 5.1 and 5.2, including but not limited to, the transfer of Common Shares held by Purchaser to a voting trust.


                                    ARTICLE 6
                                    ---------

                                FUTURE ISSUANCES
                                ----------------


          6.1  Approval of New  Issuance.  The Company shall not issue equity or
               -------------------------
equity related securities having rights senior to the Common Shares unless such issuance has been approved by at least the majority of the members of the Board who (a) are not nominees of the LFT Shareholders and (b) are not nominees of Shareholders that intend to purchase such equity or equity related securities that are proposed to be issued.


                                    ARTICLE 7
                                    ---------

                                     LEGENDS
                                     -------


          7.1 Purchaser and the Majority Shareholders hereby consent to the placement by the Company of the following legend (and any other appropriate legends) on each certificate or instrument representing Common Shares:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE TRANSFER THEREOF ARE SUBJECT TO THE PROVISIONS OF A SHAREHOLDERS AGREEMENT DATED AS OF SEPTEMBER 13, 2000, AS SUCH MAY BE AMENDED AND/OR RESTATED IN ACCORDANCE WITH ITS TERMS. THE COMPANY WILL FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST.

                                                             Page 41 of 49 Pages

                                    ARTICLE 8
                                    ---------

                                  MISCELLANEOUS
                                  -------------

          8.1  Additional  Acquisition by Purchaser and the Major  Shareholders.
               ----------------------------------------------------------------
Any Major  Shareholder who receives or acquires Common Shares in accordance with
Article 3 or otherwise, shall, with respect to such shares, be bound by and have the benefit of the terms and conditions of this Agreement applicable to the "Major Shareholders" and their "Common Shares." If Purchaser receives or acquires Common Shares in accordance with Article 3 or otherwise, including without limitation, pursuant to the Performance Warrant, Purchaser shall, with respect to such shares, be bound by and have the benefit of the terms and conditions of this Agreement applicable to "Purchaser" and its "Common Shares."

          8.2  HP  Undertaking.  HP, on behalf  of  itself  and its  Affiliates,
               ---------------
agrees (i) to cause Purchaser or Sub to perform all of its obligations hereunder and (ii) not to take any actions which Purchaser or Sub would be prohibited from taking hereunder.

          8.3  Amendments  and  Waivers.  This  Agreement  may not be  modified,
               ------------------------
amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by all of the Parties. By an instrument in writing, one Party may waive compliance by the other Party with any provision of this Agreement; provided, however, that such waiver shall not operate as a waiver of,
           --------  -------
or estoppel with respect to, any other or subsequent failure or with respect to a Party that has not executed and delivered any such waiver. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or at equity.

          8.4  Governing Law. This Agreement shall be governed by, and construed
               -------------
in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. Each of the Parties hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Parties irrevocably waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          8.5  Notices.  All  notices  and  other  communications  given or made
               -------
pursuant  hereto shall be in writing and shall be deemed to have been duly given

                                                             Page 42 of 49 Pages

or made as of the date delivered if delivered personally, the date receipt is confirmed if mailed by registered or certified mail (postage prepaid, return receipt requested) or the date electronically confirmed by the sender if telecopied to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices after giving of which there is a designated period within which to perform an act and notices of changes of address shall be effective only upon receipt):

                                                             Page 43 of 49 Pages

To: Company                            To:  S-C
    5 Limburglaan                           c/o The Chatterjee Group
    6221 SH Maastricht                      888 Seventh Avenue, 26th Floor
    The Netherlands                         New York, NY 10106

    Telephone:  31-43-356-5656              Telephone:  212-397-5556
    Telecopier: 31-43-356-5605              Telecopier: 212-489-2005

With copies to:                             With copies to:
    General Counsel                         Peter A. Hurwitz, Esq.
    Indigo Electronic Printing Systems Ltd. The Chatterjee Group
    P.O. Box 150                            888 Seventh Avenue, Suite 3000
    Rehovot, Israel 76101                   New York, NY 10106

    Telephone:  972-8938-1818               Telephone:  212-333-9888
    Telecopier: 972-8938-1333; and          Telecopier: 212-489-2005

    Dennis J. Friedman, Esq.
    Gibson, Dunn & Crutcher LLP
    200 Park Avenue
    New York, NY 10017

    Telephone:  212-351-3900
    Telecopier: 212-351-4035

To: Purchaser                          To:  HP
    Hewlett-Packard Company                 Hewlett-Packard Company
    (if by mail)                            (if by mail)
    P.O. Box 15, MS 310                     P.O. Box 15, MS 310
    Boise, ID 83707                         Boise, ID 83707

    (if by other than mail)                 (if by other than mail)
    11311 Chinden Boulevard, MS 310         11311 Chinden Boulevard, MS 310
    Boise, ID 83714                         Boise, ID 83714
    Attention: Neal Martini                 Attention: Neal Martini

    Telephone: 208-396-7808                 Telephone: 208-396-7808
    Telecopier:208-396-7686                 Telecopier:208-396-7686

                                                             Page 44 of 49 Pages

With copies to:                        With copies to:
    Hewlett-Packard Company                 Hewlett-Packard Company
    3000 Hanover Street, MS20-BT            3000 Hanover Street, MS20-BT
    Palo Alto, California 94304             Palo Alto, California 94304
    Attention: Corporate Development        Attention: Corporate Development
               Portfolio Manager                       Portfolio Manager
    Telephone: 650-857-1501
    Telecopier:650-852-8342;                Telephone: 650-857-1501
                                            Telecopier:650-852-8342;
    Hewlett-Packard Company
    3000 Hanover Street, MS20-BQ            Hewlett-Packard Company
    Palo Alto, California 94304             3000 Hanover Street, MS20-BQ
    Attention: General Counsel              Palo Alto, California 94304
                                            Attention: General Counsel
    Telephone:  650-857-1501
    Telecopier: 650-857-4392; and           Telephone:  650-857-1501
                                            Telecopier: 650-857-4392; and
    Skadden, Arps, Slate, Meagher
      & Flom LLP
    525 University Avenue                   Skadden, Arps, Slate, Meagher
    Palo Alto, California 94306             & Flom LLP
    Attention: Kenton J. King               525 University Avenue
                                            Palo Alto, California 94306
    Telephone: 650-470-4500                 Attention: Kenton J. King
    Telecopier:650-470-4570
                                            Telephone: 650-470-4500
                                            Telecopier:650-470-4570

To: Toscal                             To:  Visionvest
    Attn.:  Tis Prager                      Attn.:  Urs Brunner
    c/o Prager Dreiffus                     c/o Prager Dreiffus
    Muhlebachstrasse 6                      Muhlebachstrasse 6
    CH-8008 Zurich                          CH-8008 Zurich

    Telephone:  011-41-1-254-5555           Telephone:  011-41-1-254-5555
    Telecopier: 011-41-1-254-5599           Telecopier: 011-41-1-254-5599

                                                             Page 45 of 49 Pages

To: Walthroup                          To:  OZF
    Attn.:  Urs Brunner                     Attn. Tis Prager
    c/o Prager Dreiffus                     c/o Prager Dreiffus
    Muhlebachstrasse 6                      Muhlebachstrasse 6
    CH-8008 Zurich                          CH-8008 Zurich

    Telephone:  011-41-1-254-5555           Telephone:  011-41-1-254-5555
    Telecopier: 011-41-1-254-5599           Telecopier: 011-41-1-254-5599

To: Gemini
    Attn. Tis Prager
    c/o Prager Dreiffus
    Muhlebachstrasse 6
    CH-8008 Zurich

    Telephone:  011-41-1-254-5555
    Telecopier: 011-41-1-254-5599


          Notice of change of address shall be effective only when done in accordance with this Section 8.5.

          8.6  Entire  Agreement.   This  Agreement  and  the  other  agreements
               -----------------
specifically referenced herein constitute the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral with respect to the subject matter hereof.

          8.7  Assignment;  Successors  and  Assigns.  Each Party agrees that it
               -------------------------------------
will not assign, sell transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, any right or obligation under this Agreement other than as otherwise required or expressly permitted herein, provided, that Purchaser may be able to assign its right or obligation under this Agreement to a direct or indirect wholly-owned subsidiary of Purchaser. Any purported assignment, transfer or delegation in violation of this Section 8.7 shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Except for those enumerated above, this Agreement does not create, and shall not be construed as creating, any rights or claims enforceable by any Person not a party to this Agreement.

          8.8  No Agency.  Except to the extent expressly provided herein,  this
               ---------
Agreement shall not constitute an appointment of any of the Parties as the legal representative or agent of any other Party, nor shall any Party have any right

                                                             Page 46 of 49 Pages

or authority to assume, create or incur in any manner any obligation or other liability of any kind, express or implied, against, or in the name or on behalf of, any other party. Nothing herein shall be construed to make the Parties joint venturers or partners.

          8.9  Severability. If any term or other provision of this Agreement is
               ------------
invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

          8.10 Counterparts.  This  Agreement  may be  executed  in one or  more
               ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          8.11 Headings;  References.  The headings  contained in this Agreement
               ---------------------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.12 Further  Assurances.  Each Party shall  execute and deliver  such
               -------------------
instruments and take such other actions as the other Party may reasonably require in order to carry out the intent of this Agreement.

          8.13 Specific Performance. Each of the Parties acknowledges and agrees
               --------------------
that in the event of any breach of this Agreement, the non-breaching Party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto will waive the defense in any action for specific performance that a remedy at law would be adequate and that the Parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

          8.14 Effectiveness.  This  Agreement  will become  effective  upon the
               -------------
Closing of the Share Purchase Agreement.

                                                             Page 47 of 49 Pages

          8.15 Termination  of the  Shareholders'  Agreement.  Each of the Major
               ---------------------------------------------
Shareholders hereby agrees that the Shareholders' Agreement dated June 8, 1993, the Amended and Restated Shareholders' Agreements dated June 1, 1994 and May 7, 1996 and all other related amendments thereto have been terminated and this Agreement supersedes such agreements.

          8.16 Share  Purchase by Sub.  In the event that the Common  Shares are
               ----------------------
purchased by Sub, instead of Purchaser, the terms and conditions binding upon Purchaser in this Agreement shall become binding upon Sub.

                                                             Page 48 of 49 Pages


          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

INDIGO N.V.                                 S-C INDIGO CV

By: /s/ Benzion Landa                       By:  /s/ Purnendu Chatterjee
    ------------------------------               ------------------------------
    Name: Benzion Landa                          Name: Purnendu Chatterjee
    Title:Chairman and CEO                       Title:President


HEWLETT-PACKARD EUROPE B.V.                 HEWLETT-PACKARD COMPANY

By: /s/ Robert P. Wayman                    By: /s/ Robert P. Waman
    ------------------------------              -------------------------------
    Name: Robert P. Wayman                       Name: Robert P. Wayman
    Title:Managing Director                      Title:Executive VP Finance and
                                                       Administration/CFO

TOSCAL N.V.                                 OZF LTD.

By: /s/ Intertrust (Curacao) N.V.           By: /s/ Intertrust (Curacao) N.V.
    ------------------------------               ------------------------------
    Name: Intertrust (Curacao) N.V.             Name: Intertrust (Curacao) N.V.
    Title:Managing Director                     Title:Proxyholder


VISIONVEST CORPORATION N.V.                 WALTHROUP CORPORATION N.V.

By: /s/ Intertrust (Curacao) N.V.           By: /s/ Intertrust (Curacao) N.V.
    ------------------------------              -------------------------------
    Name: Intertrust (Curacao) N.V.             Name: Intertrust (Curacao) N.V.
    Title:Managing Director                     Title:Managing Director


GEMINI SYSTEMS CORPORATION N.V.             DEERING CORPORATION N.V.

By: /s/ Intertrust (Curacao) N.V.           By: /s/ Intertrust (Curaco) N.V.
    ------------------------------              -------------------------------
    Name: Intertrust (Curacao) N.V.             Name: Intertrust (Curacao) N.V
    Title:Managing Director                     Title:Managing Director


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